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                                                                    Exhibit 23.3

[NSA NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]

WORLDWIDE PETROLEUM CONSULTANTS
ENGINEERING o GEOLOGY o GEOPHYSICS o PETROPHYSICS

                                  CHAIRMAN EMERITUS          EXECUTIVE COMMITTEE
                             CLARENCE M. NETHERLAND     G. LANCE BINDER o DALLAS
                                                      DANNY D. SIMMONS o HOUSTON
                                     CHAIRMAN & CEO
                                 FREDERIC D. SEWELL      P. SCOTT FROST o DALLAS
                                                         DAN PAUL SMITH o DALLAS
                                    PRESIDENT & COO  JOSEPH J. SPELLMAN o DALLAS
                              C.H. (SCOTT) REES III  THOMAS J. TELLA II o DALLAS
________________________________________________________________________________



                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 pertaining to the 4.75% Contingent Convertible Senior Notes Due November 15, 2023 of Calpine Corporation included in Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 regarding Calpine Corporation's estimated domestic proved reserves and to the references to this firm included in such Annual Report.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By: /s/ Danny D. Simmons
                                            Danny D. Simmons
                                            Executive Vice President


Houston, Texas
June 10, 2004



________________________________________________________________________________
4500 THANKSGIVING TOWER o 1601 ELM STREET o DALLAS, TEXAS 75201-4754 o
PH: 214-969-5401 o FAX: 214-969-5411                         nsai@nsai-petro.com
1221 LAMAR STREET, SUITE 1200 o HOUSTON, TEXAS 77010-3072 o PH: 713-654-4950 o
FAX: 713-654-4951                                           netherlandsewell.com